As filed with the Securities and Exchange Commission on April 27, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CONGAREE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

SOUTH CAROLINA	20-3863936
(State of incorporation or organization)	(IRS Employer Identification No.)

3618 Sunset Boulevard
West Columbia, South Carolina	29169
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered.	Name of each exchange on which each class is to be registered.
Common Stock	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-131931

Securities to be registered pursuant to Section 12(g) of the Act:       Common Stock

Item 1.    Description of Registrant’s Securities To Be Registered.

For information with respect to the common stock, par value $.01 per share (the “Common Stock”), of Conagree Bancshares, Inc., a South Carolina corporation (the “Registrant”), see the information under the captions “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form SB-2 initially filed with the Securities and Exchange Commission on February 17, 2006, Registration No. 333-131931, as amended on March 29, 2006, as amended on April 12, 2006, and declared effective on April 20, 2006.  The Registration Statement is deemed to be incorporated herein by reference.

Item 2.      Exhibits.

The following exhibits are filed as a part of the Registration Statement:

Exhibit Number	Description of Exhibit
4.1	Articles of Incorporation (incorporated by reference as Exhibit 3.1 to the Company’s Form SB-2 filed with the SEC on February 17, 2006, File No. 333-131931).
4.2	Bylaws (incorporated by reference as Exhibit 3.2 to the Company’s Form SB-2 filed with the SEC on February 17, 2006, File No. 333-131931).
4.3	Form of certificate of common stock (incorporated by reference as Exhibit 4.2 to the Company’s Form SB-2 filed with the SEC on February 17, 2006, File No. 333-131931).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONGAREE BANCSHARES, INC.
(Registrant)

By:	/s/ F. Harvin “Hank” Ray, Jr.
F. Harvin “Hank” Ray, Jr.
President and Chief Executive Officer

Date:  April 27, 2007

Exhibit Number	Description of Exhibit
4.1	Articles of Incorporation (incorporated by reference as Exhibit 3.1 to the Company’s Form SB-2 filed with the SEC on February 17, 2006, File No. 333-131931).
4.2	Bylaws (incorporated by reference as Exhibit 3.2 to the Company’s Form SB-2 filed with the SEC on February 17, 2006, File No. 333-131931).
4.3	Form of certificate of common stock (incorporated by reference as Exhibit 4.2 to the Company’s Form SB-2 filed with the SEC on February 17, 2006, File No. 333-131931).